UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 21, 2008

Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989
Bluefield, Virginia		24605-0989

(Address of principal executive offices)		(Zip Code)
(276) 326-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibit is included with this report:
SIGNATURE
EX-3.1
EX-4.1
EX-4.2
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
On November 21, 2008, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, First Community Bancshares, Inc. (“First Community”) entered into a Letter Agreement, which incorporates the Securities Purchase Agreement-Standard Terms (collectively, the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which First Community sold (i) 41,500 shares of First Community’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 176,546 shares of First Community’s common stock, par value $1.00 per share (the “Common Stock”), for an aggregate purchase price of $41.50 million in cash. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series A Preferred Stock may be redeemed by First Community after three years. Prior to the end of three years, the Series A Preferred Stock may be redeemed by First Community only with proceeds from the sale of qualifying equity securities of First Community (a “Qualified Equity Offering”). The restrictions on redemption are set forth in the Amended and Restated Certificate of Designations (the “Certificate of Designations”) described in Item 5.03 below.
The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $35.26 per share of the Common Stock. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference. Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.
The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, First Community has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series B Preferred Stock, may be issued. First Community has agreed to register the Series A Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series A Preferred Stock and December 31, 2009.
The Purchase Agreement also subjects First Community to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”). In this connection, as a condition to the closing of the transaction, each of Messrs. John M. Mendez, David D. Brown, Robert L. Buzzo, E. Stephen Lilly, and Gary R. Mills, First Community’s Senior Executive

Officers (as defined in the Purchase Agreement) (the “Senior Executive Officers”), executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or First Community for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of First Community acquired through the TARP Capital Purchase Program.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.
Item 3.03. Material Modification to Rights of Security Holders.
Pursuant to the terms of the Purchase Agreement, the ability of First Community to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including a restriction against increasing dividends from the last quarterly cash dividend per share ($0.28) declared on the Common Stock prior to October 14, 2008. The redemption, purchase or other acquisition of trust preferred securities of First Community or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series A Preferred Stock and (b) the date on which the Series A Preferred Stock has been redeemed in whole or Treasury has transferred all of the Series A Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.
In addition, pursuant to the Certificate of Designations, the ability of First Community to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that First Community fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock. These restrictions are set forth in the Certificate of Designations described in Item 5.03.
“Junior Stock” means the Common Stock and any other class or series of stock of First Community the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of First Community. “Parity Stock” means any class or series of stock of First Community the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of First Community (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

First Community filed the Certificate of Designations with the Secretary of State of the State of Nevada for the purpose of amending its Articles of Incorporation, as amended, to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock. The Certificate of Designations was effective as of November 20, 2008. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein.
Item 8.01 Other Events.
On November 21, 2008, First Community issued a press release announcing the closing of the transaction described under “Item 1.01 Entry into a Material Definitive Agreement”. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibit is included with this report:

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Designations for the Series A Preferred Stock

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated November 21, 2008, between First Community Bankshares, Inc. and United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

99.1	Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.
Date: November 21, 2008	By:	/s/ John M. Mendez
John M. Mendez
Chief Executive Officer